UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 18, 2008

CANDELA CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-14742	04-2477008
(Commission File Number)	(I.R.S. Employer Identification Number)

530 Boston Post Road, Wayland, Massachusetts	01778
(Address of Principal Executive Offices)	(Zip Code)

(508) 358-7400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01               Regulation FD Disclosure.

On November 18, 2008, Candela Corporation issued a press release announcing that the United States District Court for the District of Massachusetts agreed to stay the patent litigation that Palomar Medical Technologies, Inc. (“Palomar”) brought against the Company in August 2006.  In that suit, Palomar asserts that the Company infringed upon U.S. Patent No. 5,735,844 (the ‘”844 Patent”) and U.S. Patent No. 5,595,568, which is related to the ‘844 Patent (the ‘”568 Patent”).

The Company filed a motion requesting a stay of the lawsuit on October 31, 2008 after learning of a third party’s re-examination request that was filed with the United States Patent and Trademark Office (the “PTO”) on July 10, 2008, which was granted by the PTO on August 29, 2008. A copy of the press release is furnished herewith as Exhibit 99.1 to this report.

The information in this Section, including the exhibit attached hereto, in this Current Report is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01               Financial Statements and Exhibits

A copy of the press release issued by Candela Corporation on November 18, 2008 is attached to this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANDELA CORPORATION

By:	/s/ Robert E. Quinn
Robert E. Quinn
Vice President, Finance, (principal financial and accounting officer)

Date:  November 18, 2008

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by Candela Corporation on November 18, 2008.